                                                                    EXHIBIT 10.5



                           THE TORONTO-DOMINION BANK



                             LONG TERM CAPITAL PLAN

                                NOVEMBER 1, 1998

                                   1998 PLAN
                                    SUMMARY
                                    -------


     THE FOLLOWING SUMMARY IS PROVIDED FOR INFORMATION PURPOSES ONLY AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THE BODY OF THE PLAN DOCUMENT. CAPITALIZED TERMS ARE DEFINED IN THE GLOSSARY.

     The LONG TERM CAPITAL PLAN is designed to reward individuals in the Investment Banking and Corporate Banking Groups by offering a notional "equity" participation in the businesses. Under the Plan, employees will be eligible to receive the return on the Partnership Equity granted to them. The return will be based on a percentage of Eligible Earnings in excess of a charge for equity attributed to the businesses. This return is referred to as the Partnership Earnings.

     There is no cost or funding obligation to employees. The Partnership Equity will be an amount of up to 15% of the notional equity capitalization of the eligible business units, with the exception of the corporate lending portfolio. Eligible employees may be granted Equity Partnership Awards ("Awards"), such Awards to be effective as of November 1, 1998 or as otherwise determined by Senior Management (the "Effective Date"). On the Vesting Date, holders of Equity Partnership Awards (except U.K. Participants as set forth below) will be entitled to a PRO RATA share (an "Equity Partnership Allocation" or an "Allocation") in the Partnership Earnings, which will be declared after the Bank's audited financial statements for the immediately preceding fiscal year have been approved by the board of directors of the Bank, in the same proportion that the dollar value of each holder's Award is to the aggregate dollar amount of all Awards. In order to provide a longer term focus and payback for having contributed to the building of value in the businesses, Equity Partnership Allocations will be declared from Partnership Earnings in the fiscal year immediately preceding the Vesting Date. Any employee who resigns or is terminated prior to the vesting of an Award will forfeit the Award and, in the case of U.K. Participants, will not be recommended for a Discretionary Allocation.

     Allocations will be based on a percentage of Eligible Earnings in excess of a charge for equity attributed to the eligible businesses (the "Plan Hurdle"), which charge will take into account the amount, if any, of the Shortfall for the fiscal year ended October 31, 1999. To reflect the Bank's integrated investment banking and corporate banking approach, any earnings from corporate lending (adjusted to reflect a constant level of provisioning for credit losses) in excess of the Plan Hurdle will be included in the calculation of Eligible Earnings and, accordingly, the capital employed in lending activities will not be included in the Partnership Equity. Therefore, corporate loan losses will impact Partnership Earnings only to the extent of the constant level of provisioning.

     In the case of Canadian Participants resident in Canada, under Canadian income tax rules, the value of the Equity Partnership Allocations will be treated as employment income. The Plan will withhold and remit the full income tax amount owing on behalf of each Canadian Participant and will deduct such amount from the value of the Allocation prior to the Allocation being invested as provided in the Plan. The balance of the value of the Allocation will be invested in the name of the holder of an Equity Partnership Award as to 50% in TD common shares to be acquired on the open market, with the remaining 50% to be invested in a combination of Green Line Funds and/or additional TD common shares, as selected by the Participants.

     In the case of United States Participants, under U.S. income tax rules, the value of the Equity Partnership Allocations will be treated as ordinary income at the time that the Allocation or any portion thereof is distributed. Accordingly, Allocations will be distributed, less U.S. Income Tax Withholdings (which is the amount that the Bank is legally required to withhold). U.S. Participants may have additional tax liability in connection with such distribution. The initial value of Allocations (less U.S. Payroll Tax) will be deemed to be invested as to 50% in TD common shares and as to 50% in U.S. Mutual Fund Investments through bookkeeping accounts established by the Bank for each U.S. Participant. Such bookkeeping accounts will mirror the appreciation (or depreciation) of an investment in TD common shares and U.S. Mutual Fund Investments. The specific mutual funds comprising the U.S. Mutual Fund Investments in which 50% of each Allocation will be deemed to be invested shall be determined in the sole discretion of the Investment Committee.



                                      (i)
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     In the case of United Kingdom Participants, in place of Allocations under the Plan, the Bank intends to contribute an amount to the trustees of The Toronto-Dominion Bank [Europe Limited] Employees Incentive Trust (the "EI Trust"). The trustees of the EI Trust have absolute discretion over form, value and timing of benefit which may be provided to any of the EI Trust's beneficiaries. The Bank will request that the trustees make Discretionary Allocations in respect of each U.K. Participant, separate and apart from any amounts which may be held otherwise for the future potential benefit of such Participants, in an amount which is not less than would be the case had the Bank paid such Participant an Equity Partnership Allocation at the Declaration Date. Accordingly, as the trustees have full discretion over such decisions, taxes will not be paid over by the Bank on behalf of U.K. Participants and such Participants will be responsible for dealing with any income tax liability arising later. The Bank will request the trustees of the EI Trust to treat such contribution in a fashion similar to the manner in which Allocations are treated under the Plan for Canadian Participants, including matters such as investment and distribution. The contribution will be an amount equal to the total dollar value of Allocations that would have been declared in favour of U.K. Participants if the Bank were to make such Allocations and will be supplemented by a sum equivalent to any corporate social security liability that could have been incurred had such Allocations been paid out at the Declaration Date. Benefits paid to a participating employee by the EI Trust may attract liability to social security obligations and, in such event, the EI Trust will bear the cost of both employee and corporate contributions. The trustees of the EI Trust will also account for any tax withholding that might be due when a benefit is provided.

     Following declaration, Equity Partnership Allocations (Discretionary Allocations for U.K. Participants) will be distributed on the following basis:

     o In the case of Canadian Participants, Allocations shall be distributed on the basis of one-third (1/3) of the then current value following February 28, 2001, one-half (1/2) of the then current value following February 28, 2002 and all remaining amounts following February 28, 2003. Allocations will be valued on February 28 in any such year or, if February 28 is not a Business Day, on the next following Business Day and distributions will be made as soon as practicable thereafter during open insider trading windows. Distributions will be made in cash or in kind, at the election of each Canadian Participant.

     o Each U.S. Participant shall receive a distribution of an amount equal to the balance of his bookkeeping account effective on August 31, 2003 (or, if such day is not a Business Day, on the next following Business
         Day). Alternatively, a U.S. Participant can elect to receive distributions of his or her bookkeeping account balance prior to that date, provided that: (i) the U.S. Participant must make an election to receive a distribution at least 12 months prior to the date chosen to receive that distribution; (ii) the date chosen to receive a distribution must be either February 28 or August 31 (or, if such date is not a Business Day, then the next Business Day following such date);
         (iii) the U.S. Participant can receive a distribution of not more than:
         (a) one-third (1/3) of his or her bookkeeping account balance in the year 2001; and (b) two-thirds (2/3) of his or her bookkeeping account balance, less prior distributions, in the year 2002; and (iv) any amounts credited to a U.S. Participant's bookkeeping account which have not been paid prior to August 31, 2003 (or the next Business Day following such date) shall be paid effective on such date.

     o In the case of U.K. Participants, Discretionary Allocations may be distributed in cash or in kind solely in the discretion of the trustees of the EI Trust.

     All distributions from the Plan and the EI Trust must be made in accordance with the Bank insider trading windows policy in respect of TD common shares and any other trading policies governing the Participant's business.

     UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS AND VALUES ARE EXPRESSED IN TERMS OF CANADIAN DOLLARS.


                                      (ii)
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                                   GLOSSARY
                                   --------


Bank or TD means The Toronto-Dominion Bank.

Board means the Board of Directors of the Bank.

Business Day means a day on which the Bank is open for domestic business in Toronto and New York City, excluding Saturdays, Sundays and statutory holidays in Ontario and New York State.

Canadian Participants means employee participants in the Plan that are resident in Canada or in any other jurisdiction that Senior Management from time to time designates for participation in the Plan as Canadian Participants, excluding those employees designated by Senior Management for participation in the Plan as U.S. Participants or U.K. Participants.

Canadian Tax means the amount equal to the total value of an Equity Partnership Allocation declared in favour of a Canadian Participant resident in Canada multiplied by the highest marginal tax rate (expressed as a percentage) under applicable Canadian income tax legislation as at such date. Canadian Tax will be withheld and remitted to the relevant Canadian governmental tax authority on behalf of each such Canadian Participant by the Plan on or about the Declaration Date.

Declaration Date in respect of an Allocation means the date on which the Allocation is valued and declared, which date shall be following the Vesting Date and after the audited financial statements of the Bank for the fiscal year immediately preceding the Vesting Date have been approved by the Board.

Discretionary Allocation means the value determined by the trustees of the EI Trust which is held as part of the EI Trust for the future potential benefit of beneficiaries of the EI Trust specified by the trustees. The Bank will request that the trustees accept the spirit of the Plan so that a Discretionary Allocation reflects those characteristics of an Equity Partnership Allocation under the Plan for Canadian Participants including investment and distributions. The Bank will request the trustees of the EI Trust to consider exercising their discretion to provide an initial value for a Discretionary Allocation equivalent to the value of an Equity Partnership Allocation made under the Plan, but with no adjustment for taxation, to be supplemented by an amount equivalent to any corporate social security liability that could have been incurred had an Equity Partnership Allocation been made under the Plan and been paid out at the Declaration Date.

Effective Date means the effective date of any Award granted under the Plan, which shall be November 1, 1998 unless otherwise determined by Senior Management.

EI Trust means The Toronto-Dominion Bank [Europe Limited] Employee Incentive Trust.

Eligible Earnings means the combined eligible business units' pre-tax earnings adjusted for the accrued and recorded credit losses and less the constant level of provisioning for credit losses.

Equity Partnership Allocation or Allocation means the pro rata share of Partnership Earnings for the fiscal year immediately preceding the Vesting Date awarded to holders of Awards in the same proportion that the dollar value of each holder's Award is to the aggregate dollar amount of all Awards. Allocations will be invested after the Declaration Date. Actual or deemed investment returns earned on an Allocation will be added to the value of the Allocation. In the case of Canadian Participants, Canadian Tax will be deducted from the value of an Allocation and, in the case of U.S. Participants, U.S. Payroll Tax will be deducted from the value of an Allocation, in each case after the Declaration Date and prior to investment or deemed investment under the Plan. U.K. Participants should see, instead, the definition of "Discretionary Allocation".



                                    (iii)
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Equity Partnership Award or Award means the portion of the Partnership Equity awarded in notional dollars to a Participant as determined by Senior Management. The aggregate dollar amount of Awards at any time may not exceed the dollar value of the Partnership Equity at such time. Awards vest on the Vesting Date, on which date holders of Awards (except U.K. Participants) are entitled to an Allocation in favour of the holder on the Declaration Date. An Award is a notional equity allocation and does not represent any right or entitlement prior to the Vesting Date or any monetary value to the holder prior to the Declaration Date.

Green Line Funds means Canadian dollar denominated mutual funds forming part of the Green Line family of mutual funds from time to time.

Investment Committee means a committee comprised of such individuals as may, from time to time, be selected by Senior Management for purposes of, among other things, selecting the U.S. Mutual Fund Investments in which a portion of the Allocations of U.S. Participants are deemed to be invested under the Plan.

Participant means a Canadian Participant, a U.S. Participant or a U.K. Participant, as the context requires.

Partnership Earnings means an amount equal to fifteen percent (15%) of the excess of Eligible Earnings for the fiscal year immediately preceeding the Vesting Date over the Plan Hurdle. Partnership Earnings for the fiscal year immediately preceding the Vesting Date will be paid by the Bank to the Plan on or about the Declaration Date.

Partnership Equity means an amount of up to 15% of the eligible business units' (excluding the corporate lending portfolio) notional equity capitalization at the Effective Date expressed in dollars. Partnership Equity is notionally granted to Participants in the form of Equity Partnership Awards. The amount of the Partnership equity will be determined and reviewed, from time to time, by Senior Management.

Plan means the Long Term Capital Plan dated November 1, 1998.

Plan Hurdle means an amount (expressed in dollars) equal to the sum of: (i) the amount determined by applying a hurdle rate (9.25%) to the average amount of equity attributed to the eligible business units (including the corporate lending portfolio) for the fiscal year ended October 31, 2000; and (ii) the Shortfall.

Previous Plan Hurdle means the "Plan Hurdle" as defined by, and determined in accordance with, the 1997 Long Term Capital Plan of the Bank dated December 15, 1997.

Senior Management means the senior management committee comprised of the Chairman and Chief Executive Officer of the Bank and his designates. Senior Management is charged with overseeing the Plan.

Shortfall means an amount (expressed in dollars) equal to the greater of: (i) zero; and (ii) the excess of the Previous Plan Hurdle over Eligible Earnings for the fiscal year ended October 31, 1999.

T. Rowe Funds means U.S. dollar denominated mutual funds forming part of the T. Rowe Price family of mutual funds from time to time.

TDAM means TD Asset Management Inc.

TDSI means TD Securities Inc.

U.K. Participants means employee participants in the Plan that are resident in the United Kingdom for income tax purposes on the Vesting Date or in any other jurisdiction that Senior Management from time to time designates for participation in the Plan as U.K. Participants, excluding those employees designated by Senior Management for participation in the Plan as Canadian Participants or U.S. Participants.


                                      (iv)

U.S. Income Tax Withholdings means the amount required to be withheld and remitted pursuant to applicable federal, state or other income tax withholding rules and regulations in the United States.

U.S. Mutual Fund Investments means investments, which shall consist of T. Rowe Funds or such other U.S. dollar denominated mutual funds selected, in each case, by the Investment Committee.

U.S. Participants means employee participants in the Plan that are citizens of or legal residents in the United States or in any other jurisdiction that Senior Management from time to time designates for participation in the Plan as U.S. Participants, excluding those employees designated by Senior Management for participation in the Plan as Canadian Participants or U.K. Participants.

U.S. Payroll Tax means the amount required to be withheld and remitted by the Bank pursuant to applicable federal, state or other payroll tax rules and regulations in the United States including, but not limited to FICA and Medicare tax.

Vesting Date in respect of any Equity Partnership Award means November 1, 2000.

Vesting Period in respect of any Equity Partnership Award means the period from and including November 1, 1998 to but excluding November 1, 2000.


                                      (v)
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                           THE TORONTO-DOMINION BANK
                                      1998
                             LONG TERM CAPITAL PLAN




THE PLAN

     The Long Term Capital Plan has been designed to reward selected TD employees who work in the Investment Banking and Corporate Banking Groups of the Bank. The Plan offers employees a notional "equity" participation opportunity that aligns the long term compensation opportunities of participating employees with the future successes and achievements of the Investment Banking and Corporate Banking Groups of the Bank. The Plan's goal is to increase the sense of ownership felt by the employees making a contribution to the Investment Banking and Corporate Banking Groups of the Bank.

     UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS AND VALUES ARE EXPRESSED IN TERMS OF CANADIAN DOLLARS.

ELIGIBILITY

     The Plan is open to full and part-time professionals working in specified areas within the Investment Banking and Corporate Banking Groups of the Bank. Senior Management will identify eligible employees for the purpose of the Plan. The decision to grant an Award will be made by Senior Management. Before determining an employee's eligibility or granting an Award to any employee, Senior Management will consult with the head of that employee's business unit.

OPERATION OF THE PLAN

CAPITALIZATION OF ELIGIBLE BUSINESS UNITS

     The eligible business units will be assessed, on an annual basis, an aggregate notional equity capitalization determined by the Finance Division of the Bank in consultation with Senior Management. This notional equity capitalization will reflect an assessment of the equity required to operate the eligible business units (excluding the corporate lending portfolio) in the context of current market conditions, having regard to comparable industry standards. The notional capitalization will be reviewed by Senior Management on an annual basis and may be adjusted to reflect changes within the Bank and within each business unit.

PARTNERSHIP EQUITY AND GRANTS OF EQUITY PARTNERSHIP AWARDS

     Up to fifteen percent (15%) of the eligible business units' notional equity capitalization (determined as aforesaid) at the Effective Date will form the Partnership Equity. The dollar amount of the Partnership Equity will be determined and reviewed from time to time by Senior Management. The Partnership Equity will be awarded to eligible employees in the form of "Equity Partnership Awards" during the Vesting Period, such Awards to be effective as of the Effective Date. The aggregate dollar amount of all Awards at any time shall not exceed the dollar amount of Partnership Equity at such time. Each Participant is eligible to receive only one Award under the Plan. An Award is merely a notional allocation of a portion of the Partnership Equity (expressed in dollars), in effect at the date of the Award. Prior to the Vesting Date, Awards have no monetary value and the holder of an Award has no right or entitlement to any assets or to any return or distribution under the Plan or otherwise.

     The dollar value of Awards granted to individual employees may vary within each business unit. All decisions concerning Awards will be based on an individual's performance and anticipated future contributions to the success of the Investment Banking and Corporate Banking Groups and their particular business unit, as well as the business unit's performance determined, in each case, by Senior Management in consultation with the heads of the participating business units. Awards made to employees involved in credit approval and risk management functions will be determined by Senior Management.

VESTING OF EQUITY PARTNERSHIP AWARDS

     Awards granted under the Plan will vest on the Vesting Date, on which date holders of Awards (except U.K. Participants as set forth below) become entitled to an Equity Partnership Allocation, when declared, based on a PRO RATA share of Partnership Earnings (determined as set forth below) for the immediately preceding fiscal year in the same proportion that the dollar value of each holder's Award is to the aggregate dollar amount of all Awards. Equity Partnership Allocations will be valued and declared on the Declaration Date, following which date they will be invested as set forth under the heading "Investment of the Equity Partnership Allocations". In the case of Canadian Participants resident in Canada, Canadian Tax will be withheld from the Allocation after the Declaration Date and the after-tax value of the Allocation will be invested under the Plan. In the case of U.S. Participants resident in the United States, U.S. Payroll Tax will be withheld from the Allocation after the Declaration Date, and the net value will be deemed to be invested through bookkeeping accounts established under the Plan. In the case of U.K. Participants, instead of Allocations under the Plan, the Bank intends to contribute an amount to the EI Trust and will request the trustees of the EI Trust to consider exercising their discretion to provide an initial value for a Discretionary Allocation not less than the dollar value of Allocations that would have been declared in favour of U.K. Participants if the Bank were to make such Allocations, supplemented by an amount equal to any corporate social security liability that could have been incurred had such Allocations been paid out at the Declaration Date.

DETERMINATION OF PARTNERSHIP EARNINGS

     The Partnership Earnings for the fiscal year immediately preceding the Vesting Date must be determined prior to valuing and declaring Allocations. Following Board approval of the audited financial statements of the Bank for such fiscal year, Eligible Earnings will be determined by the Finance Division of the Bank in consultation with Senior Management. The Eligible Earnings will be determined based on an allocation of the Bank's income and expenses (including indirect expenses) to the eligible business units. Partnership Earnings will be an amount equal to fifteen percent (15%) of the excess of Eligible Earnings in the fiscal year immediately preceding the Vesting Date over the Plan Hurdle (calculated as set forth below). The Partnership Earnings for the fiscal year immediately preceding the Vesting Date will be paid by the Bank to the Plan on or about the Declaration Date.

     To reflect the Bank's integrated corporate and investment banking approach, any earnings from corporate lending (adjusted to reflect a constant level of provisioning for credit losses) in excess of the Plan Hurdle will be included in the calculation of Eligible Earnings. Accordingly, the capital employed in lending activities will not be added to the Partnership Equity. Therefore, corporate loan losses will impact Partnership Earnings only to the extent of the constant level of provisioning.

Calculation of the Plan Hurdle

     The Plan Hurdle will be an amount (expressed in dollars) equal to the sum of: (i) the amount determined by applying a hurdle rate (9.25%) to the average amount of equity attributed to the eligible business units (including the corporate lending portfolio) for the fiscal year ended October 31, 2000; and
(ii) the Shortfall. The Shortfall will be an amount, if any, expressed in dollars equal to the greater of: (i) zero; and (ii) the excess of the Previous Plan Hurdle over Eligible Earnings for the fiscal year ended October 31, 1999.

Investment of the Equity Partnership Allocations

     General

     From the Declaration Date, Allocations will be invested (or deemed to be invested in the case of U.S. Participants) in interest-bearing money market instruments until: (i) the appropriate number of TD common shares is acquired on the open market for investment, deemed investment or contribution as discussed below on behalf of each category of Participant; and (ii)(a) in the case of Canadian Participants, transfer into the appropriate FutureBuilder accounts and selection of the additional TD common shares and/or Green Line Funds in which a portion of the Allocation is to be initially invested: (b) in the case of U.S. Participants, establishment of the necessary bookkeeping accounts and the selection of the initial U.S. Mutual Fund Investments by the Investment Committee in which a portion of each Allocation is to be deemed to be invested; and (c) in the case of U.K. Participants, contribution of the appropriate amounts to the EI Trust and Discretionary Allocations are invested by the Trustees of the EI Trust. The accounts of Canadian Participants and U.S. Participants and, in the case of U.K. Participants Discretionary Allocations, will be credited with any such interest or deemed interest.

     All returns on the Plan's invested funds will be reinvested in the Plan. In the case of Canadian Participants, dividends paid in respect of TD common shares will be used to purchase additional TD common shares on the open market and distributions made on Green Line Funds will be used to purchase additional Green Line Fund securities. As regards U.S. Participants, dividends and distributions deemed to have been received in respect of deemed investments in TD common shares and U.S. Mutual Fund Investments will be deemed to have been reinvested in the bookkeeping accounts maintained for such Participants. Reinvestment, in the case of U.K. Participants, will be governed exclusively by the provisions of the EI Trust. TD common shares can only be acquired in accordance with the Bank's insider trading windows policy and any other trading policies governing the Participant's business.

     Awards, Allocations and Discretionary Allocations may not be assigned or transferred by any Participant in whole or in part either directly or by operation of law or otherwise. There is no market for Awards, Allocations or Discretionary Allocations and they may not be redeemed or sold except in accordance with the terms of the Plan and EI Trust, as the case may be.

     Canadian Participants

     In the case of Canadian Participants, the after-tax balance of each Equity Partnership Allocation will be transferred to an account established for each such Participant pursuant to the "FutureBuilder" program. A mandatory fifty percent (50%) of the initial value of each Equity Partnership Allocation shall be invested in TD common shares to be acquired on the open market. The remaining 50% shall be invested in a combination of additional TD common shares and/or Green Line Funds selected by the Canadian

Participant. In order to establish the FutureBuilder account and make investment elections as to the non-mandatory component of their accounts. Canadian Participants will be required to complete an investment election form. The 50% mandatory investment component that applies to TD common shares cannot be subsequently transferred into other investments; however. Canadian Participants may elect to alter the investment mix in respect of the remaining 50% component at any time by submitting the prescribed investment change form subject to compliance with the policies of FutureBuilder, the Bank insider trading windows policy and any other trading policies governing the Paticipants' business. In no event shall investments other than TD common shares and Green Line Funds be permitted.


     U.S. Participants


     Following declaration of Allocations in favour of U.S. Participants. the Bank will establish bookkeeping accounts on behalf of each such Participant in which Allocations(less U.S. Payroll Tax) will be reflected. In respect of the initial value of each Allocation, such bookkeeping accounts will be deemed to be invested as to 50% in TD common shares with the remaining 50% deemed to be invested in U.S. Mutual Fund Investments selected in the sole discretion of the Investment Committee. Each bookkeeping account will mirror the performance of such deemed investments. U.S. Participants shall not be entitled at any time, to alter the mix of investments in which their Allocations are deemed to be invested.


Discretionary Allocations


     U.K. Participants


     In the case of U.K. Participants, the investment of Discretionary Allocations will be conducted by the trustees of the EI Trust, previously established for UK-based employees. The trustee of the EI Trust are independent of the Bank and have full discretion over investment except that they are not permitted to use the funds in the EI Trust to provide a benefit to the Bank. The Bank will request that the trustees of the EI Trust accept the spirit of the Plan and treat the contributions as if they were held under the same terms as under the Plan for Canadian Participants, including investment and distribution so that investment of Discretionary Allocations by the trustees of EI Trust in TD common shares is not limited to 50% of the value of the contribution and that the wishes of U.K. Participants be taken into account in this respect. Reinvestment will be governed exclusively by the provisions of the EI Trust.


INCOME TAX CONSIDERATIONS


Canada


     The value of each Equity Partnership Allocation will be considered to be received as employment income as at the Declaration Date by Canadian Participants resident in Canada. In order to pay the required taxes on behalf of Canadian Participants resident in Canada as at the Declaration Date, an amount equal to the total value of each Allocation multiplied by the highest marginal tax rate (expressed as a percentage) under applicable Canadian income tax legislation at such date (the "Canadian Tax") will be withheld and remitted to the relevant Canadian governmental tax authority on behalf of each such Canadian Participant whose Award is vesting in that year. While the Plan will withhold and remit the Canadian Tax on behalf of Canadian Participants resident in Canada, each such Canadian Participant remains liable in respect of any claim by Revenue Canada for any additional amounts owing in respect of income taxes, charges or other penalties.

    The balance of the value of the Allocation will be invested in such Canadian Participant's name, as described above under "Investment of Equity Partnership Allocations" and will represent the aggregate cost basis to such employee of the investments.

    Each Canadian Participant resident in Canada holding an Equity Partnership Allocation will be responsible for payment of all applicable taxes from and after the Declaration Date on income from the investment of an Allocation, including dividends paid on TD common shares and gains realized on the disposition of investments.

    A Canadian Participant who is not resident in Canada may be subject to different income tax considerations, and should consult with the appropriate advisor when Awards are granted to such Canadian Participant or thereafter.


United States

    For purposes of United States taxation, U.S. Payroll Tax shall be deducted from the Allocations on the Declaration Date. Distributions of Allocations are treated as ordinary income and are subject to taxation in the United States under federal, state and local laws at the time that the distributions are made to U.S. Participants by the Bank in respect of such U.S. Participants' bookkeeping accounts. Applicable U.S. Income Tax Withholdings (which is the amount that the Bank is legally required to withhold) shall be withheld as required by law from amounts distributed to such U.S. Participants resident in the United States under the Plan and shall be remitted to the Internal Revenue Service by the Bank on behalf of such U.S. Participants. U.S. Participants may have additional tax liability in connection with such distributions.

    Each U.S. Participant remains liable in respect of any claim by the Internal Revenue Service for any additional amounts owing in respect of income taxes, charges or other penalties.

    A U.S. Participant who is not resident in the United States may be subject to different income tax considerations, and should consult with the appropriate advisor when Awards are granted to such U.S. Participant or thereafter.


United Kingdom

    There should be no income tax or National Insurance contribution ("NIc") consequence for a U.K. Participant in relation either to funds being contributed to the EI Trust by the Bank or on a Discretionary Allocation being made by the trustees of the EI Trust. As investment returns belong to the EI Trust there is no consequence to a beneficiary at the time income and gains are realized. The tax and NIc consequence of benefits being provided will depend on the nature of the benefit, the country of residence of the U.K. Participant, whether it is received by a U.K. Participant or a family member and whether such U.K. Participant is still employed with the Bank at the time of receipt by them of a benefit. As the range of possible consequences is wide, the trustees of the EI Trust will need to review the particular circumstances when provision of benefit is being considered.

    Neither the Bank nor the trustees of the EI Trust are responsible for meeting tax obligations of the beneficiaries who should ensure that their own tax obligations are met.

    The trustees are responsible for meeting all proper tax obligations and liabilities that could otherwise fall on the Bank which arise from decisions taken by the trustees. Accordingly, the trustees will account for any income tax that needs to be deducted and also any social security contributions. As the trustees may provide benefit in a wide range of circumstances, they will need to ensure that they are properly meeting such obligations by reference to the particular beneficiary. For example, a beneficiary might be resident in a country outside the U.K., and the trustees will take professional advice at the time of benefit provision. In the U.K. the obligations of the trustees are to account for income tax deductions under the Pay as You Earn (PAYE) system and for NIc liability, for both the primary ("employee") and the secondary ("employer") contributions. Not all benefit provisions attract deduction of PAYE or liability to NIc. When making contributions to the EI Trust in respect of the value under the Plan, the potential cost of NIc liability at that time will be taken into account by the Bank but no consideration will be given at the time of contribution to any subsequent growth in value of contributions by the Bank.

     The trustees also need to ensure that the Bank fulfills tax reporting requirements and so will inform the Bank and the Inland Revenue of any benefit that should be reported.

     The above comments are based on the current Law and Inland Revenue/ Contributions Agency practice which may have changed by the time the Trustees of the EI Trust resolve, at their discretion, to confer benefits.

MANAGEMENT OF INVESTMENTS

CANADA

     As regards Canadian Participants, investment of the after-tax value of Allocations under the Plan will be conducted through the FutureBuilder program. Each Canadian Participant receiving an Allocation will have his or her own personal account established under the FutureBuilder program. The FutureBuilder program is administered by the Bank or its agents. The administrator will be responsible for maintaining the accounts of each Canadian Participant as well as arranging for the purchase and sale of TD common shares on the open market and the acquisition and redemption of the relevant Green Line Funds. The administrator will acquire and dispose of TD common shares on behalf of Canadian Participants through a registered dealer (including TDSI) and will communicate purchase and redemption orders in respect of the Green Line Funds to TDAM, the manager and principal distributor of the Green Line Funds.

UNITED STATES

     As regards U.S. Participants, Allocations (less U.S. Payroll Tax) will be reflected in bookkeeping accounts established by the Bank on behalf of each such Participant. Based on the initial value of the Allocation, the amount credited to each bookkeeping account will be deemed to have been invested as to 50% in TD common shares and as to 50% in U.S. Mutual Fund Investments. The amounts reflected in the bookkeeping accounts of U.S. Participants will fluctuate, from time to time, with the value of such deemed investments. The specific mutual funds comprising the U.S. Mutual Fund Investments upon which the performance of 50% of the initial value of the bookkeeping account of each U.S. Participant is based will be selected by the Investment Committee. The bookkeeping accounts will be credited with dividend and/or distribution equivalents which will appreciate (or depreciate) in the same manner as the deemed investments.

UNITED KINGDOM

     The Bank will request that the trustees of the EI Trust exercise their discretion so that:

     o the value suggested for a Discretionary Allocation which is represented by TD common shares remains invested in that form until benefit is provided for the U.K. Participant or a family member or dependent thereof;

     o dividends on TD common shares held as part of a Discretionary Allocation are invested in acquiring further TD common shares to be added to that Discretionary Allocation; and

     o the value suggested for a Discretionary Allocation which is represented by cash is invested in such securities, including TD common shares, as are acceptable to the trustees in exercise of their discretion, from a range which may be suggested by the employee whose name is put forward for a Discretionary Allocation being made and, until such suggestions are made, that the trustees invest in such money market instruments as in their absolute discretion they consider suitable.

VALUATION OF EQUITY PARTNERSHIP ALLOCATIONS

VALUATION AT DECLARATION

     On the Declaration Date, an Allocation represents a PRO RATA share of the Partnership Earnings in the fiscal year immediately preceding the Vesting Date allocated to holders of Awards (except U.K. Participants) in the same proportion that the dollar value of each holder's Award is to the aggregate dollar value of all Awards. Allocations will be valued and declared after the Vesting Date and following Board approval of the audited financial statements for such fiscal year. Where the valuation of an Award prior to the Vesting Date is required by the terms of the Plan, such valuation shall be made by Senior Management in its sole discretion. In the case of a Canadian Participant, the after-tax value of the Allocation is invested under the Plan. In the case of a U.S. Participant, applicable U.S. Payroll Tax shall be deducted from the value of an Allocation prior to crediting the bookkeeping account of such Participant.

VALUATION FOLLOWING DECLARATION

     The value of an Equity Partnership Allocation at any time following the Declaration Date, in the case of a Canadian Participant, is directly related to the then market value of the investments held by the Participant through such Participant's FutureBuilder account, which would take into account any appreciation or depreciation in the value of TD common shares and the Green Line Funds held in the account as well as reinvestment of dividends and distributions. In the case of a U.S. Participant, the value of an Equity Partnership Allocation at any time following the Declaration Date is directly related to the then market value of the deemed investments in TD common shares and U.S. Mutual Fund Investments credited to the bookkeeping account maintained for that Participant, which would take into account appreciation or depreciation in deemed investments as well as deemed dividends and distributions. The value of the account of each Participant will reflect the invested value of interest received to the extent that Allocations are invested (or deemed to be invested) in money market instruments for any period following the Declaration Date. In the case of U.K. Participants, the value of any Discretionary Allocation will be determined in accordance with the EI Trust.

No Guarantee of Value

     The market value of the investments or deemed investments held on behalf of any Participant will fluctuate from time to time, according to general economic and market conditions in Canada, the United States, the United Kingdom and elsewhere. There is no representation or guarantee by the Bank, the EI Trust or any other party associated with the Plan or the EI Trust as to the market value of any investments or deemed investments made under the Plan or the EI Trust on behalf of or for the benefit of holders of Awards, Allocations or Discretionary Allocations. Allocations are not "deposits" insured under the Canada Deposit Insurance Corporation Act or otherwise and are not insured or guaranteed as to principal or interest in any way by the Bank or the EI Trust or any other party associated with the Plan or the EI Trust. For U.S. tax law purposes, the Plan shall be unfunded and U.S. Participants shall be general unsecured creditors of the Bank with respect to their bookkeeping accounts under the Plan.

DISTRIBUTION OF FUNDS

Canadian Participants

     In each of the three years following the Vesting Date, a set percentage of the then current value of each Allocation will be distributed by the Plan to each Canadian Participant. The appropriate portion of the investments held in the FutureBuilder account of each Canadian Participant will be liquidated and the cash value thereof will be distributed, unless the Participant elects to receive payments in kind. Payment in kind shall be effected by the transfer of the appropriate securities from the FutureBuilder account to the Participant's Green Line or TD Evergreen account. Each Allocation will be distributed as follows: (i) one-third (1/3) of the then current value of such Allocation following February 28, 2001; (ii) one-half (1/2) of the then current value following February 28, 2002; and (iii) all remaining amounts following February 28, 2003. Allocations will be valued on February 28 in any such year or, if February 28 is not a Business Day, on the next following Business Day. Distributions will be made as soon as practicable following valuation during open insider trading windows. Canadian Participants will be entitled to determine the composition of any particular distribution (i.e. that portion of any distribution to consist of Mandatory TD common shares, additional TD common shares and/or Green Line Funds) provided that no more than one-third (1/3) of the original number of mandatory TD common shares shall be distributed in each of the years 2001 and 2002 and further provided that the aggregate value of any distribution shall not exceed the relevant limit set forth above. Canadian Participants must provide a completed withdrawal form to FutureBuilder prior to February 28 in each relevant year. All withdrawals from the Plan (whether in cash or in kind) must be made in accordance with the Bank's insider trading windows policy in respect of TD common shares or any other trading policy governing the Participant's business.

U.S. Participants

     Each U.S. Participant shall receive a distribution of an amount equal to the balance of his or her bookkeeping account as of August 31, 2003 (or, if such date is not a Business Day, on the next following Business Day). Alternatively, a U.S. Participant may elect to receive distributions of his or her bookkeeping account balance prior to that date, provided that: (i) the U.S. Participant must make an election to receive a distribution at least twelve months prior to the date chosen to receive that distribution; (ii) the effective date chosen to receive a distribution must be either February 28 or August 31 (or, if such date is not a Business Day, then the next following Business Day); (iii) the U.S. Participant can receive a distribution of not more than; (a) one-third (1/3) of his or her bookkeeping account balance in the year 2001; and (b) two-thirds (2/3) of his or her bookkeeping account balance, less prior distributions, in the year

2002; and (iv) any amounts credited to a U.S. Participant's bookkeeping account which have not been paid prior to August 31, 2003 (or the next Business Day) shall be paid as at such date. If a U.S. Participant elects to receive a distribution prior to August 31, 2003, the Investment Committee will determine the manner in which the bookkeeping accounts will be adjusted to reflect the distributions. The value of any distribution will be determined based on the then market value of the deemed TD common share component and the deemed U.S. Mutual Fund Investments component of the Participant's bookkeeping account as at February 28 or August 31 of the relevant year or, if such day is not a Business Day, on the next following Business Day. Such distributions will be made only in cash form and will be made as soon as practicable following February 28 or August 31 in the relevant year. All distributions in respect of deemed investments must be made in accordance with the Bank's insider trading windows policy in respect of TD common shares or any other trading policies governing the Participant's business.


U.K. Participants

    U.K. Participants can only be provided with benefit at the entire and unfettered discretion of the trustees of the EI Trust. The Bank will request the trustees of the EI Trust to accept the spirit of the Plan terms and deal with contributions, including provision of benefit, in a fashion generally similar to the manner in which the Plan operates as regards Canadian Participants. In particular, the following request will be made to the trustees of the EI Trust that:

    o any benefit provision from the Discretionary Allocation is not made at any time before the time at which distributions could be made under the terms of the Plan and that any benefit provision at such a time is of no greater value then the corresponding potential distribution; and

    o any benefit provision from the Discretionary Allocation does not reduce the number of TD common shares initially forming part of that Discretionary Allocation by more than one-third on each of the first three occasions of benefit.


    All distributions from the EI Trust must be made in accordance with the Bank insider trading windows policy in respect of TD common shares and any other trading policies governing the Participant's business.


Compliance with Laws

    Purchases of TD common shares and distributions from the Plan and the EI Trust may be subject to applicable securities laws and will be governed by the Bank insider trading windows policy and any other trading policy governing the business of the Participant. Participants will be responsible for all insider reporting and other regulatory filings which may be required under applicable securities legislation and regulations. Information concerning the "Windows" policy and other trading policies is available from the TD Compliance Department at (416) 982-8895.


Statutory Deductions

    All withholdings and deductions required by law, including withholdings in respect of applicable taxes, will be made as required by applicable law.

TRANSFER OF EMPLOYEES WITHIN TD AND LEAVES OF ABSENCE

     Employees who are transferred within TD to a business unit which does not participate in the Plan will remain eligible to receive an Award based on the time they spent in the participating business unit and on their individual contribution to that unit's success. Equity Partnership Awards will continue to vest notwithstanding any such transfer.

     Where a participating employee is transferred to an eligible business unit in another jurisdiction, Senior Management reserves the right to make such adjustments to Awards, Allocations, vesting rules and distribution procedures under the Plan as may be necessary to avoid negative taxation implications to such employee as a result of such transfer.

     Employees who take an approved leave of absence will be eligible to receive a pro-rated Award based on the amount of time during the year that they spent with the business unit and on their personal contribution to the unit's successful performance. Any pro-rated Award will be made at the time Senior Management announces the annual Awards granted under the Plan. Senior Management reserves the right, in its sole discretion, to make all determinations in respect of vesting in such circumstances including, without limitation, whether vesting is to occur and when.

TERMINATION OF EMPLOYMENT

GENERAL

     To be eligible to receive an Award under the Plan, each individual must be employed by TD when the Award is granted.

     Any employee who has been granted an Award and resigns or is terminated (with or without cause) prior to the Vesting Date will no longer participate in the Plan and will forfeit any right or entitlement he or she may have had to any payment under the Plan and, the case of U.K. Participants, will not be recommended for a Discretionary Allocation. The notional value of forfeited Equity Partnership Awards may be re-allocated by Senior Management to new Participants or to existing holders of Equity Partnership Awards.

     To be eligible for an Equity Partnership Allocation or a Discretionary Allocation, as the case may be, each Participant must be employed by the Bank or one of its subsidiaries on the Vesting Date. Any Participant who resigns or is terminated (with or without cause) after the Vesting Date will receive the value of his or her Allocations in accordance with the "Distribution of Funds" section above. Similar principles are intended to apply to U.K. Participants and the trustees of the EI Trust will be asked to give consideration to the Bank's purpose when considering provision of benefit to beneficiaries who have left employment with the Bank.

     The right of the Bank or its subsidiaries to terminate at will (whether by dismissal, discharge or otherwise) any Participant's employment with the Bank at any time is specifically reserved.

     The Bank will not pay damages or other compensation to any employee who ceases to be eligible to receive Awards under the Plan and who does not receive any Awards, Allocations, Discretionary

Allocations, payments, rights or benefits under the Plan to which that employee might otherwise have been entitled.

DEATH AND DISABILITY

     An exception will be made for employees who become totally disabled (as determined in accordance with the applicable policies of the Bank or the subsidiary making use of the services of the participating employee at the relevant time) or die during a year in which they would have been eligible for an Award or an Allocation under the Plan. Senior Management may elect to grant to such employee or to the estate of such employee, as applicable, the Equity Partnership Award which would otherwise have been granted to such employee. Vesting of all previously granted Awards will proceed without interruption, and the entire value of the corresponding Equity Partnership Allocations will be paid forthwith following the Declaration Date to the employee or the trustee or executor of the employee's estate, as applicable. With respect to previously declared Equity Partnership Allocations, the value of such Allocations will be paid upon the death of the holder to the trustee or executor of the holder's estate, as applicable. Similar principals are intended to apply to U.K. Participants and the trustees of the EI Trust will be asked to give consideration to the Bank's purpose when considering provision of benefit to beneficiaries who become totally disabled (as determined above) or die during the year in which they would have been eligible for an Award or in which the Bank intends to contribute an amount to the EI Trust as described under "Vesting of Equity Partnership Awards" or after the trustees of the EI Trust have made a Discretionary Allocation as described under "Investment of Equity Partnership Allocations".

     All amounts paid by the Plan to the employee or the employee's estate will be paid net of applicable taxes.

RETIREMENT

     Awards held by Participants who retire from the Bank prior to the Vesting Date will continue to vest without interruption and such Participants will remain eligible to receive Allocations and to receive a distribution of the entire value of such Allocations at any time within one year following the Declaration Date or as otherwise determined by Senior Management and, in the case of U.S. Participants, within the calendar year of retirement but after the Declaration Date. Senior Management reserves the right to cancel any previously granted Awards prior to the Vesting Date in the event that a retired employee is determined by Senior Management to be engaged in activities which are competitive with those of the Bank or its subsidiaries. Similar principles are intended to apply to U.K. Participants and the trustees of the EI Trust will be asked to give consideration to the Bank's purpose when considering provision of benefit to beneficiaries who have retired from the Bank.

EMPLOYEE BENEFITS

     Awards granted, Allocations declared under the Plan and Discretionary Allocations declared by the trustees of the EI Trust and distributions in respect of Allocations to U.S. Participants will not be considered as eligible earnings under employee benefit plans such as long or short term disability plans and pension plans.

     Awards granted, Allocations declared under the Plan and Discretionary Allocations declared by the EI Trust will include all amounts in respect of vacation pay. No additional vacation pay will accrue or be payable to employees as a result of participation in the Plan.

PARTICIPATION IN OTHER TD INCENTIVE PLANS

    Employees who participate in the Plan are not eligible to participate in any other long term incentive programs which may from time to time be offered by the Bank or its subsidiaries.


ADMINISTRATION OF THE PLAN

General

    The Plan will be administered by such administrators selected by Senior Management. The interpretation by Senior Management of any provision of the Plan and any determination by Senior Management pursuant to any provision of the Plan shall be final and conclusive.


Fees and Expenses

    All fees and expenses related to the administration of the Plan including without limitation, brokerage costs and record keeping charges, will be paid by the Bank. Accordingly, such fees and expenses will be factored into the determination of Eligible Earnings prior to the Declaration Date.


ACCOUNT INFORMATION

General

    Holders of Awards and Allocations will receive the following information concerning the Plan:

    0  written confirmation of the amount of their Award;

    0  the Vesting Date for their Award;

    0 written confirmation as to the value of their Allocations when declared, which will be provided following Board approval of the audited financial statements for the immediately preceding fiscal year;

    0 written confirmation as to the number of TD common shares held or deemed to be held by the accounts of each participant in respect of the 50% mandatory TD common share component of each such account as at the date of initial investment (or deemed investment) of each Allocation;

    0 quarterly account statements (or bookkeeping account statements) as at the last business day of March, June, September and December in each year detailing all account transactions and current market value (or deemed balance in bookkeeping accounts) in respect of Allocations for the quarter;

    0 relevant tax receipts and details concerning any remittances by the Plan in respect of Canadian Tax, U.S. Payroll Tax and U.S. Income Tax Withholdings or other taxes paid as required by law; and

     * copies of any revised Plan documents prior to the date on which any changes to the Plan become effective.


     The provision of account information to a U.K. Participant following contributions made by the Bank to the EI Trust and declaration of Discretionary Allocations for the benefit of such Participant will be governed by the EI Trust.

CHANGES TO THE PLAN

     The Bank reserves the right to make any changes or alterations to the Plan and to any related agreements or to terminate the Plan at any time. The Bank reserves the right to amend, rescind or terminate any previously granted Equity Partnership Awards, including any such action as may be necessary to comply with applicable regulatory requirements. Details of any changes or amendments will be given to holders of Equity Partnership Awards and Allocations and to eligible Participants prior to the date that such changes become effective.

     Any such change, revision or termination will not adversely affect any rights previously granted to holders of Equity Partnership Allocations which have vested prior to the effective date of such change, revision or termination.

EXCLUSION OF LIABILITY

     No liability shall attach to the Bank or to any of Senior Management, TDAM, TDSI, or any members of the Investment Committee for any loss, mistake, negligence or error in judgment in connection with the administration of the Plan. Each of Senior Management, TDAM, TDSI, and the Investment Committee shall be liable only for its or his own willful wrongdoing or defalcation.